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                                                                     Exhibit 4.3

                             AMENDED AND RESTATED

                         REGISTRATION RIGHTS AGREEMENT

     THIS AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT (this "Agreement") is made as of March 14, 2000, by and among SUPPORT.COM, INC., a Delaware
                                           -----------------
corporation (formerly, Tioga Systems, Inc., the "Company"), and the parties listed on Schedule 1 attached hereto.

                              W I T N E S S E T H:
                              - - - - - - - - - -

     WHEREAS, the Investors (as defined in Section 1 hereof) possess certain registration rights and other rights pursuant to a Registration Rights Agreement dated as of June 14, 1999, between the Company and such Investors (the "1999 Agreement"); and

     WHEREAS, the 1999 Agreement provided that it could be amended, discharged or terminated under certain circumstances; and

     WHEREAS, the undersigned Investors who were a party to the 1999 Agreement desire to terminate the 1999 Agreement and to accept the rights created pursuant hereto in lieu of the rights granted to them under the 1999 Agreement; and

     WHEREAS, the Company and General Electric Company ("GE") are entering into a licensing agreement (the "License Agreement") pursuant to which the Company desires to sell and issue to GE a warrant to purchase up to 119,167 shares of the Company's Series C Convertible Preferred Stock, par value $0.0001 per share (the "Series C Stock"); and

     WHEREAS, a condition to GE entering into the License Agreement is that the Company and GE enter into this Agreement in order to provide GE with certain rights to register shares of the Company's common stock issuable upon conversion of shares of the Company's Series C Stock; and

     WHEREAS, the Company and the prior Investors desire to induce GE to enter into the Licensing Agreement by agreeing to the terms and conditions set forth herein, GE's obligations under which are conditioned on the execution and delivery of this Agreement by such Investors, holders of at least a majority of the Registrable Securities and the Company:

     NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, and for other consideration, the receipt and adequacy of which are hereby acknowledged, the Investors who are parties to the 1999 Agreement hereby agree that the 1999 Agreement shall be superseded and replaced in its entirety by this Agreement, and the parties hereto further agree as follows:

     1.  Definitions.  For purposes of this Agreement:

     "Common Shares" means the shares of common stock, par value $0.0001 per share, of the Company.
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     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Form S-3" means such form under the Securities Act as in effect on the date hereof or any registration form under the Securities Act subsequently adopted by the SEC which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

     "Holder" means an Investor (to the extent that such Investor is a holder of Registrable Securities) or any assignee thereof in accordance with Section 11.

     "Investors" shall mean GE and persons who possessed registration and other rights pursuant to the 1999 Agreement immediately prior to its termination hereby.

     "Majority in interest of the Holders" means Holders holding a majority of the Registrable Securities held by all Holders.

     "Person" means any individual, partnership, joint venture, corporation, limited liability company, association, trust or any other entity or organization.

     "Preferred Stock" means the Series B Stock and the Series C Stock.

     "Qualified IPO" means a firm commitment underwritten public offering by the Company of shares of Common Stock (i) pursuant to a registration statement on Form S-1 under the Securities Act of 1933, as amended (or any successor form) and (ii) with a pre-money valuation of the Company of at least $125 million and resulting in gross proceeds to the Company of $15 million.

     "Qualifying Request" means a request from one or more Holders owning in the aggregate at least thirty percent (30%) of the Registrable Securities held by the Holders.

     "register," "registered," and "registration" refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement or document.

     "Registrable Securities" means (i) any Common Shares issuable (without regard to any restriction or conversion that may be applicable to any particular holder of Preferred Stock) or issued upon conversion of the Preferred Stock, and
(ii) any Common Shares issued (or issuable upon conversion or exercise of any warrant, right or other securities which is issued) as a dividend or other distribution with respect to, or in exchange for or in replacement of, or upon conversion of, such Preferred Stock, Common Shares, warrants, rights or other securities; provided, however, that any shares of Preferred Stock or Common Shares sold by a Person in a transaction in which such Person's rights under this Agreement are not assigned pursuant to Section 11 below shall cease to be Registrable Securities from and after the time of such sale.

     The number of shares of "Registrable Securities then outstanding" shall be determined by the number of Common Shares outstanding, and the number of Common Shares issuable, which are Registrable Securities.
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     "SEC" means the Securities and Exchange Commission.

     "Securities Act" means the Securities Act of 1933, as amended.

     "Series A Stockholders" means Mark Pincus, a resident of the State of California, Cadir Lee, a resident of the State of California, Scott Dale, a resident of the State of California, and Sunil Paul, a resident of the State of California.

     "Series B Stock" means the Series B Convertible Preferred Stock, par value $0.0001 per share.

     "Series C Stock" has the meaning ascribed thereto in the recitals above.

     "Stockholders' Rights Agreement" means that certain Amended and Restated Stockholders' Rights Agreement, by and among the Company and each of the Stockholders that are signatories thereto, of even date herewith.

     "Violation" means any of the following statements, omissions or violations:
(i) any untrue statement or alleged untrue statement of a material fact contained in a registration statement under this Agreement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto or any documents filed under state securities or "blue sky" laws in connection therewith, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law.

     2.  Request for Registration.

     (a) If at any time which is the earlier of (i) more than one hundred eighty
(180) days after the initial public offering of the Company's securities and
(ii) June 14, 2002, the Company shall receive a written Qualifying Request that the Company file a registration statement under the Securities Act, then the Company shall, within ten (10) days of the receipt thereof, give written notice of such request to all Holders and shall, subject to the limitations of Section 2(b) below, effect as soon as practicable, and in any event within sixty (60) days of the receipt of such request, the registration under the Securities Act of all Registrable Securities which the Holders request to be registered within twenty (20) days of the mailing of such notice by the Company in accordance with
Section 18 below; provided, however, that (i) Registrable Securities having at least a proposed aggregate offering price of $3,000,000 are to be registered, and (ii) the Company shall be obligated to effect only two (2) registrations pursuant to this Section 2(a). Except as otherwise provided in Section 6 hereof, registrations which are not consummated shall not be counted for this purpose.

     (b) If Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company and the Company shall include such information in the written notice referred to in
Section 2(a). In such event, the right of any Holder to include such Holder's Registrable Securities in such registration shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Regis-
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trable Securities in the underwriting (unless otherwise mutually agreed between the Holders making the Qualifying Request and such Holder) to the extent provided herein. A majority in interest of the Holders participating in the underwriting shall, after consultation with the Board of Directors of the Company, select the managing underwriter or underwriters in such underwriting, such underwriter(s) to be reasonably satisfactory to the Company. All Holders proposing to distribute their securities through such underwriting shall (together with the Company as provided in Section 4(f)) enter into an underwriting agreement in customary form with the underwriter or underwriters so selected for such underwriting: provided, however, that no such Holder shall be required to make any representations or warranties except as they relate to such Holder's ownership of shares and authority to enter into the underwriting agreement and to such Holder's intended method of distribution, and the liability of such Holder shall be limited to an amount equal to the net proceeds from the offering received by such Holder. Notwithstanding any other provision of this Section 2, if the underwriter advises the Holders in writing that marketing factors require a limitation of the number of shares to be underwritten, then the Holders shall so advise the Company and the Company shall so advise all Holders of Registrable Securities which would otherwise be underwritten pursuant hereto, and the number of shares of Registrable Securities that may be included in the underwriting shall be allocated (i) first to the Holders making the Qualifying Request, and (ii) thereafter among all other Holders thereof, in proportion (as nearly as practicable) to the amount of Registrable Securities of the Company owned by each such other Holder.

     (c) In addition to any other rights to demand registration pursuant to this
Section 2, Holders shall have the right to demand on an unlimited basis that the Company, at the Company's expense, include any or all of their Registrable Securities, in a registration statement on Form S-3 under the 1933 Act for the purpose of attempting to effect the public sale of such shares; provided, however, that (i) such Holders making such a demand under this Section 2(c) own in the aggregate at least five percent (5%) of the Registrable Securities; (ii) Registrable Securities having at least a proposed aggregate offering price of $1,000,000 are to be registered; (iii) Form S-3 is available with respect to the Registrable Securities; and (iv) the Company shall not be required to prepare and file a registration statement on Form S-3 for the purpose of attempting to effect the public sale of shares as provided for in this Section 2(c) more than once in any six (6) month period. The other terms and conditions relating to a demand registration referred to in this Section 2 shall be applicable to a demand registration referred to in this Section 2(c), as the same may be applicable.

     (d) Notwithstanding the foregoing, if the Company shall furnish to Holders requesting a registration statement pursuant to this Section 2, a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its shareholders for such registration statement to be filed by reason of a material pending transaction and it is therefore essential to defer the filing of such registration statement, the Company shall have the right to defer such filing for a period of not more than ninety (90) days after receipt of the request of such Holders; provided, however, that the Company may not utilize this right more than once in any twelve (12) month period.

     3. Company Registration. If (but without any obligation to do so) the Company proposes to register (including for this purpose a registration effected by the Company for
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holders of the Company's equity securities other than the Holders) any of its securities under the Securities Act in connection with the public offering of such securities solely for cash (other than a registration on Form S-8 relating solely to the sale of securities to participants in a Company stock plan or to other compensatory arrangements to the extent includable on Form S-8, or a registration on Form S-4), the Company shall, at such time, promptly give each Holder written notice of such registration. Upon the written request of each Holder given within twenty (20) days after mailing of such notice by the Company in accordance with Section 18, the Company shall, subject to the provisions of
Section 8, cause to be registered under the Securities Act all of the Registrable Securities that each such Holder has requested to be registered. The Company shall have no obligation under this Section 3 to make any offering of its securities, or to complete an offering of its securities that it proposes to make, and shall incur no liability to any Holder for its failure to do so.

     4. Obligations of the Company. Whenever required under this Agreement to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

     (a) Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities being registered thereunder, keep such registration statement effective for up to one hundred twenty (120) days or until the Holders have completed the distribution referred to in such registration statement, whichever occurs first (but in any event for at least any period required under the Securities Act); provided that before filing such registration statement or any amendments thereto, the Company will furnish to the Holders copies of all such documents proposed to be filed.

     (b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.

     (c) Furnish to the Holders such number of copies of such registration statement and of each amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus contained in such registration statement (including each preliminary prospectus and any summary prospectus) and any other prospectus filed under Rule 424 under the Securities Act, in conformity with the requirements of the Securities Act, and such other documents as Holders may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

     (d) Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or "blue sky" laws of such states or jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto (i) to qualify to do business in any state or jurisdiction where it would not otherwise be required to qualify but for the requirements of this clause (d), or (ii) to file a general consent to service of process in any such state or jurisdiction.
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     (e) Use its best efforts to cause all Registrable Securities covered by such registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the Company's business or operations to enable the seller or sellers thereof to consummate the disposition of such Registrable Securities.

     (f) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering.

     (g) Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing.

     (h) Notify each Holder of Registrable Securities covered by such registration statement and such Holder's underwriters, if any, and confirm such advice in writing: (i) when the registration statement has become effective,
(ii) when any post-effective amendment to the registration statement becomes effective and (iii) of any request by the SEC for any amendment or supplement to the registration statement or prospectus or for additional information.

     (i) Notify each Holder of Registrable Securities if at any time the SEC should institute or threaten to institute any proceedings for the purpose of issuing, or should issue, a stop order suspending the effectiveness of the registration statement. Upon the occurrence of any of the events mentioned in the preceding sentence, the Company will use its best efforts to prevent the issuance of any such stop order or to obtain the withdrawal thereof as soon as possible. The Company will advise each Holder of Registrable Securities promptly of any order or communication of any public board or body addressed to the Company suspending or threatening to suspend the qualification of any Registrable Securities for sale in any jurisdiction.

     (j) Furnish, at the request of any Holder requesting registration of Registrable Securities pursuant to this Agreement, (i) on the date that such Registrable Securities are delivered to the underwriters for sale in connection with a registration pursuant to this Agreement, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, an opinion, dated such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities and (ii) on the date that the registration statement with respect to such securities becomes effective, a "comfort" letter dated such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities, and, if such securities are being sold through underwriters, a reaffirmation of such letter on the date that such Registrable Securities are delivered to the underwriters for sale.
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     (k) As soon as practicable after the effective date of the registration statement, and in any event within sixteen (16) months thereafter, make "generally available to its security holders" (within the meaning of Rule 158 under the Securities Act) an earning statement (which need not be audited) covering a period of at least twelve (12) months beginning after the effective date of the registration statement and otherwise complying with Section 11(a) of the Securities Act.

     5. Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Agreement with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be required to effect the registration of such Holder's Registrable Securities. If any registration statement or comparable statement under the Securities Act refers to an Investor or any of its affiliates, by name or otherwise, as the holder of any securities of the Company then, unless counsel to the Company advises the Company that the Securities Act requires that such reference be included in any such statement, each such Holder shall have the right to require the deletion of such reference to itself and its affiliates.

     6. Expenses of Demand Registration. All expenses, other than underwriting discounts and commissions relating to Registrable Securities, incurred in connection with registrations, filing or qualifications pursuant to Section 2, including, without limitation, all registration, filing and qualification fees, printers' and accounting fees, fees and disbursements of counsel for the Company, and the reasonable fees and disbursements of one counsel (selected by the Holders holding a majority of the Registrable Securities being registered) for the selling Holders shall be borne by the Company; provided, however, that the Company shall not be required to pay the fees and disbursements of counsel for the Holders in connection with any registration begun pursuant to Section 2 if the registration request subsequently is withdrawn at the request of the Holders of Registrable Securities to be registered (in which case all participating Holders shall bear such expenses pro rata), unless the Holders holding a majority of Registrable Securities then outstanding agree to forfeit one (1) demand registration pursuant to Section 2; provided further, however, that if at the time of such withdrawal, (a) the Holders have learned of a material adverse change in the condition (financial or otherwise), business or prospects of the Company from that known to the Holders at the time of their request or (b) there has occurred a material adverse change in marketing factors related to the sale of Registrable Securities to the public from those existing at the time of the Holders' request, then the Holders shall not forfeit any demand registration rights and shall retain their rights pursuant to Section 2.

     7. Expenses of Company Registration. The Company shall bear and pay all expenses incurred in connection with any registration, filing or qualification of Registrable Securities with respect to the registrations pursuant to Section 3 for each Holder, including without limitation all registration, filing and qualification fees, printers' and accounting fees relating or apportionable thereto and the fees and disbursements of one counsel for the selling Holders (selected by the Holders of a majority of the Registrable Securities being registered), but excluding underwriting discounts and commissions relating to Registrable Securities.

        8. Underwriting Requirements. In connection with any offering involving an underwriting of shares being issued by the Company, the Company shall not be required under
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Section 3 to include any of the Holders' securities in such underwriting unless they accept the terms of the underwriting as agreed upon between the Company and the underwriters selected by it or by the persons entitled to select the underwriters; provided, however, that no Holder participating in such underwriting shall be required to make any representations or warranties except as they relate to such Holder's ownership of shares and authority to enter into the underwriting agreement and to such Holder's intended method of distribution, and the liability of such Holder shall be limited to an amount equal to the net proceeds from the offering received by such Holder. If the total amount of securities, including Registrable Securities, requested by shareholders to be included in such offering exceeds the amount of securities to be sold (other than by the Company) that the underwriters reasonably believe compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, which the underwriters believe will not jeopardize the success of the offering; provided, that, the number of remaining shares to be included in the underwriting shall be allocated (i) first to the Holders of Registrable Securities (excluding Holders of Registrable Securities who are also Series A Stockholders, employees or directors of the Company), (ii) second to the Holders of Registrable Securities who are also Series A Stockholders, employees or directors of the Company, and (iii) thereafter among all other remaining selling stockholders. Notwithstanding the forgoing, in no event shall the amount of the securities of the selling Holders included in the offering be reduced below twenty percent (20%) of the total amount of the securities to be included in such offering, unless such offering is the initial public offering of the Company's securities, in which case the selling Holders may be completely excluded if the managing underwriter makes the determination described above and no other stockholders' securities are included.

     9. Indemnification. In the event any Registrable Securities are included in a registration statement under this Agreement:

     (a) To the extent permitted by law, the Company will indemnify and hold harmless each Holder, its heirs, personal representatives and assigns, each of such Holder's partners and members, and each of such Holder's partners' and members' officers, directors, employees and affiliates, any underwriter (as defined in the Securities Act) for such Holder and each Person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act against any losses, claims, damages or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon a Violation (provided, however, that the Company will not be required to indemnify any of the foregoing Persons on account of any losses, claims, damages or liabilities arising from a Violation if and to the extent that such Violation was made in a preliminary prospectus and was corrected in a subsequent prospectus that was required by law to be delivered to the Person making the claim with respect to which indemnification is sought hereunder (and such subsequent prospectus was made available by the Company to permit delivery of such prospectus in a timely manner), and such subsequent prospectus was not so delivered to such Person); and the Company will pay to each such indemnified party, as incurred, any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this Section 9(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the

Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case to a particular indemnified party for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by or on behalf of such indemnified party.

     (b) To the extent permitted by law, each selling Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each Person, if any, who controls the Company within the meaning of the Securities Act, any underwriter, any other Holder selling securities in such registration statement and any controlling Person of any such underwriter or other Holder, against any losses, claims damages or liabilities (joint or several) to which any of the foregoing Persons may become subject, under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by or on behalf of such Holder expressly for use in connection with such registration; and each such Holder will pay, as incurred, any legal or other expenses reasonably incurred by any Person intended to be indemnified pursuant to this Section 9(b), in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this Section 9(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; and provided further, that, in no event shall the liability of any Holder under this
Section 9(b) exceed the net proceeds from the offering received by such Holder.


     (c) Promptly after receipt by an indemnified party under this Section 9 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 9, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the indemnified party under this Section 9 except if, and only to the extent that, the indemnifying party is actually prejudiced thereby; and such failure to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this
Section 9.

     (d) The obligations of the Company and Holders under this Section 9 shall survive the completion of any offering of Registrable Securities in a registration statement under this Agreement and otherwise.

     (e) Any indemnity agreements contained herein shall be in addition to any other rights to indemnification or contribution which any indemnified party may have pursuant to law or contract and shall remain operative and in full force and effect regardless of any investigation made or omitted by or on behalf of any indemnified party.

     (f) If for any reason the foregoing indemnity is unavailable, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities or expenses (i)

In such proportion as is appropriate to reflect the relative benefits received by the indemnifying party on the one hand and the indemnified party on the other (taking into consideration the fact that the provision of the registration rights and indemnification hereunder was a material inducement to the Investors to purchase Registrable Securities) or (ii) if the allocation provided by clause
(i) above is not permitted by applicable law or provides a lesser sum to the indemnified party than the amount hereinafter calculated, in such proportion as is appropriate to reflect not only the relative benefits received by the indemnifying party on the one hand (taking into consideration the fact that the provision of the registration rights and indemnification hereunder was a material inducement to the Investors to purchase Registrable Securities) and the indemnified party on the other but also the relative fault of the indemnifying party and the indemnified party as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by or on behalf of the indemnifying party or the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. No Person guilty of fraudulent misrepresentation (within the meaning of section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. Notwithstanding anything to the contrary in this Section 9, no Holder shall be required, pursuant to this Section 9, to contribute any amount in excess of the net proceeds received by such indemnifying party from the sale of Registrable Securities in the offering to which the losses, claims, damages, liabilities or expenses of the indemnified party relate.

     10. Reports Under the Exchange Act. With a view to making available to the Holders the benefits of Rule 144 under the Securities Act and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company agrees to:

     (a) make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times after the effective date of the first registration statement filed by the Company for the offering of its securities to the general public;

     (b) uses its commercially reasonable efforts to take such action as is necessary to enable the Holders to utilize Form S-3 for the sale of their Registrable Securities;

     (c) file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

     (d) furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144 under the Securities Act (at any time after the effective date of the first registration statement filed by the Company), the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC which permits the selling of any such securities without registration or pursuant to such form.

     11. Assignment of Registration Rights. The rights to cause the Company to register Registrable Securities pursuant to this Agreement may be assigned in whole or in part by a Holder to one or more of its partners or affiliates or to one or more transferees or assignees of not less than five percent (5%) of all Registrable Securities held by a Holder, provided that such transferee or assignee delivers to the Company a written instrument by which such transferee or assignee agrees to be bound by the obligations imposed on Holders under (i) this Agreement to the same extent as if such transferee or assignee was a party hereto, and (ii) the Stockholders' Rights Agreement to the same extent as if
such transferee or assignee was a party thereto.   For the purposes of
determining the number of shares of Registrable Securities held by a transferee or assignee, the holdings of transferees and assignees of a partnership who are partners or retired partners of such partnership (including spouses and ancestors, lineal descendants and siblings of such partners or spouses who acquire Registrable Securities by gift, will or intestate succession) shall be aggregated together and with the partnership; provided that all assignees and transferees who would not qualify individually for assignment of registration rights shall have a single attorney-in-fact for the purpose of exercising any rights, receiving notices or taking any action under this Agreement.

     12. Limitations on Subsequent Registration Rights; Existing Registrations Rights; Termination of Registration Rights.

     (a) From and after the date of this Agreement, the Company shall not, without the prior written consent of the Holders owning in the aggregate at least a majority of the Registrable Securities enter into any agreement with any holder or prospective holder of any securities of the Company which would allow such holder or prospective holder (a) to include such securities in any registration filed under this Agreement, unless under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of such prospective holder's securities will not reduce the amount of the Registrable Securities of the Holders which is included or (b) to request a registration. The Company represents and warrants to the Holders that there are no "registration rights" relating to securities of the Company that exist on the date hereof other than those provided herein and those provided under that certain Registration Rights Agreement, dated as of June 22, 1998, by and among the Company and the Series A Stockholders.

     (b) The right of any Holder to request registration or inclusion in any registration pursuant to Section 2 or Section 3 hereof shall terminate after the earlier of (i) seven (7) years following the closing of the initial public offering of Common Stock of the Company, or

(ii) such time as Rule 144 or another similar exemption under the Securities Act is available for the sale of all of such Holder's shares of Registrable Securities during any ninety (90) day period.

     13. "Market Stand-Off" Agreement. If requested by the Company and an underwriter of Common Stock (or other securities) of the Company, a Holder shall not sell or otherwise transfer or dispose of any Common Stock (or other securities) of the Company held by such Holder (other than those included in the registration) during the one hundred eighty (180) day period following the effective date of a registration statement of the Company filed under the Securities Act; provided, that all officers and directors of the Company and all other persons holding two percent (2%) or more of the Company's outstanding stock enter into similar agreements.

     The obligations described in this Section 13 shall not apply to a registration relating solely to employee benefit plans on Form S-1 or Form S-8 or similar forms that may be promulgated in the future, or a registration relating solely to a Commission Rule 145 transaction on Form S-4 or similar forms that may be promulgated in the future. The Company may impose stop-transfer instructions with respect to the shares (or securities) subject to the foregoing restriction until the end of such one hundred eighty (180) day period.

     14. Amendment; Waiver. In connection with the granting of registration rights to any other Person as contemplated under Section 12 hence, any provision of this Agreement may be amended in connection therewith only with the written consent of the Company and the Holders of a majority of the Registrable Securities then outstanding. In all other instances, any provision of this Agreement may be amended, waived, discharged or terminated (either generally or in a particular instance and either retroactively or prospectively) only by a written instrument signed by the Company and the holders of at least a majority of the Registrable Securities then outstanding, and any such amendment, waiver, discharge or termination shall be binding on each holder of Registrable Securities at the time outstanding, each future holder of all such securities, and the Company.

     15. Changes in Registrable Securities. If, and as often as, there are any changes in the Registrable Securities by way of stock split, stock divided, combination or reclassification, or through merger, consolidation, reorganization or recapitalization, or by any other means, appropriate adjustment shall be made in the provisions of this Agreement, as may be required, so that the rights and privileges granted hereby shall continue with respect to the Registrable Securities as so changed. Without limiting the generality of the foregoing, the Company will require any successor by merger or consolidation to assume and agree to be bound by the terms of this Agreement, as a condition to any such merger or consolidation.

     16. Entire Agreement. This Agreement constitutes the full and entire understanding and agreement among the parties with regard to the subject matter hereof. Nothing in this Agreement, express or implied, is intended to confer upon any Person, other than the parties hereto and their respective successors and assign, any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided herein.

     17. Governing Law. This Agreement shall be governed in all respects by the laws of the State of Delaware, without regard to the conflicts of laws provisions thereof.

     18. Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

     19. Notices. All notices under this Agreement shall be in writing and shall be deemed to have been delivered personally, or, if sent by an overnight delivery service maintaining records of receipt or by telecopier or other electronic means of written communication, on the first business day after it is sent. Notices shall be addressed as follows or to such other address as the parties shall specify by written notice:

     If to the Company:

          Support.com, Inc.
          575 Broadway
          Redwood City, CA 94063
          Attn:  Radha R. Basu
          Telephone:  (650) 556-9440
          Facsimile:  (650) 556-1195

     with a copy to:

          Allison Leopold Tilley, Esq.
          Pillsbury Madison & Sutro LLP
          2550 Hanover Street
          Palo Alto, CA 94304
          Telephone:  (650) 233-4518
          Facsimile:  (650) 233-4545

     If to an Investor, to the address set forth on Schedule 1 attached hereto.

     with a copy to:

          Jon E. Gavenman
          Venture Law Group
          2800 Sand Hill Road
          Menlo Park, CA 94025
          Telephone:  (650) 233-8539
          Facsimile:  (650) 233-8386

     20. Severability. Any invalidity, illegality or limitation on the enforceability of this Agreement or any part thereof, by any party whether arising by reason of the law of the respective party's domicile or otherwise, shall in no way affect or impair the validity, legality or enforceability of this Agreement with respect to other parties. If any provision of this Agreement shall be judicially determined to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     21. Title and Subtitles. The titles of the Sections of this Agreement are for convenience of reference only and are not be considered in construing this Agreement.

     22. Delays or Omissions; Remedies Cumulative. It is agreed that no delay or omission to exercise any right, power or remedy accruing to the parties, upon any breach or default of the Company under this Agreement, shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach or default, or any acquiescence therein, or of any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. It is further agreed that any waiver, permit, consent or approval of any kind or character by a party of any breach or default under this Agreement, or any waiver by a party of any provisions or conditions of this Agreement must be in writing and shall be effective only to the extent specifically set forth in writing and that all remedies, either under this Agreement, or by law or otherwise afforded to a party, shall be cumulative and not alternative.

     23. Attorneys' Fees. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorney's fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

     24. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

     25. Aggregation of Stock. All shares of Preferred Stock held or acquired by affiliated entities or persons shall be aggregated for the purpose of determining the availability of any rights under this Agreement.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date and year first above written.

                              THE COMPANY:
                              -----------

                              SUPPORT.COM, INC.



                              By /s/ Radha R. Basu
                                -----------------------------------------
                                              Radha R. Basu
                                   President and Chief Executive Officer



                              INVESTORS:
                              ---------


                              By
                                -----------------------------------------